UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Amendments to Convertible Debentures

On December 27, 2024, CLS Holdings USA, Inc. (“CLS” or the “Company”) executed a Supplemental Indenture to amend that certain debenture indenture by and between the Company and Odyssey Trust Company, as Trustee, dated as of December 12, 2018, as supplemented March 31, 2021, as supplemented September 15, 2022, and as supplemented December 28, 2023 (collectively, the “Debenture Indenture”), in order to amended the terms of its outstanding US$1,378,778 principal amount unsecured convertible debentures (the “December Debentures”) issued December 12, 2018 to provide the Company an option to redeem all outstanding December Debentures in cash at a redemption price equal to US$600 per US$1000 principal amount of December Debentures; any accrued but unpaid interest through to and including the redemption date shall not be paid and shall be cancelled.

Item 9.01 Financial Statements and Exhibits.

Exhibits

4.1

Supplemental Indenture dated December 27, 2024 to Debenture Indenture dated December 12, 2018, as supplemented on March 31, 2021, supplemented on September 15, 2022, and as supplemented on December 28, 2023 by and between the Company and Odyssey Trust Company

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: December 31, 2024	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer